Exhibit 5.1

Loews Corporation
667 Madison Avenue
New York, New York 10065-8087

March 27, 2009

Loews Corporation
667 Madison Avenue
New York, New York 10065-8087

Gentlemen:

I am providing this opinion as General Counsel of Loews Corporation, a Delaware corporation (the “Company”), in connection with the preparation of a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”) and the filing thereof on the date hereof with the Securities and Exchange Commission (the “Commission”), relating to the proposed issuance and sale by the Company from time to time of the following securities: (i) shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”); (ii) shares of the Company’s preferred stock, par value $0.10 per share (the “Preferred Stock”), in one or more series to be designated; (iii) senior debt securities (the “Senior Debt Securities”) proposed to be issued under the Indenture, dated as of March 1, 1986 (the “Senior Debt Indenture”), as supplemented by a first supplemental indenture, dated as of March 30, 1993 (the “First Senior Debt Indenture Supplement”), and by a second supplemental indenture (the “Second Senior Debt Indenture Supplement”), dated as of February 18, 1997, between the Company and JPMorgan Chase Bank, N.A. (as successor to The Chase Manhattan Bank, National Association), as Trustee (the “Trustee”); (iv) subordinated debt securities (the “Subordinated Debt Securities” and, collectively with the Senior Debt Securities, the “Debt Securities”) proposed to be issued under the Indenture, dated as of December 1, 1985 (the “Subordinated Debt Indenture”), as supplemented by a first supplemental indenture, dated as of February 18, 1997 (the “First Subordinated Debt Indenture Supplement”), by a second supplemental indenture, dated as of February 18, 1997 (the “Second Subordinated Debt Indenture Supplement”), and by a third supplemental indenture (the “Third Subordinated Debt Indenture Supplement”), dated as of September 16, 1997, between the Company and the Trustee (as successor to Manufacturers Hanover Trust Company); (v) warrants (the “Warrants”) to purchase Debt Securities, Common Stock, Preferred Stock or other securities; (vi) subscription rights (the “Subscription Rights”) to purchase Debt Securities, Common Stock, Preferred Stock or other securities; (vii) stock purchase contracts (the “Stock Purchase Contracts”), to purchase shares of the Preferred Stock or Common Stock and, (viii) stock purchase units (the “Stock Purchase Units”) consisting of (a) Stock Purchase Contracts; (b) Warrants; and/or (c) debt securities or debt obligations of third parties (including United States treasury securities; other stock purchase contracts or common stock), that would secure the holders’ obligations to purchase or to sell, as the case may be, Preferred Stock or Common Stock under the Stock Purchase Contract, collectively with the Common Stock, the Preferred Stock, the Debt Securities and the Warrants, the “Securities”). Each of the Senior Debt Indenture and the Subordinated Debt Indenture are sometimes referred to herein as an “Indenture”; each of the First Senior Debt Indenture Supplement, the First Subordinated Debt Indenture Supplement, the Second Senior Debt Indenture Supplement, the Second Subordinated Debt Indenture Supplement and the Third Subordinated Debt Indenture Supplement are sometimes referred to herein as a “Supplement”; and references to an Indenture, the Senior Debt Indenture or the Subordinated Debt Indenture shall mean references to such indenture as supplemented by each Supplement thereto.

The Securities may be sold from time to time as set forth in the Registration Statement, the prospectus contained therein (the “Prospectus”) and any amendments or supplements thereto. The Warrants may be issued pursuant to one or more warrant agreements (each, a “Warrant Agreement”), by and between the Company and a warrant agent (each, a “Warrant Agent”). The Subscription Rights may be issued under one or more subscription rights certificate (each a “Subscription Rights Certificate”) and/or pursuant to one or more subscription rights agreements (each a “Subscription Rights Agreement”) proposed to be entered into between the Company and a subscription agent or agents (each a “Subscription Agent”). The shares of Common Stock and Preferred Stock may be issued directly, upon conversion or exchange, as applicable, of the Debt Securities or Preferred Stock or pursuant to Stock Purchase Contracts or Stock Purchase Units or upon exercise of the Warrants or the Subscription Rights. Debt Securities may be issued directly, upon conversion of other Debt Securities or upon exercise of the Warrants or the Subscription Rights.

This opinion is rendered in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K of the Commission.

In connection with the foregoing, I or attorneys under my supervision have examined the Company’s Restated Certificate of Incorporation, as amended, and By-laws, certain resolutions of the Company’s Board of Directors and/or Executive Committee, the Registration Statement, the Indentures and the Supplements, in each case as of the date hereof. In addition, I or attorneys under my supervision have examined such other corporate records, agreements, certificates and other instruments as I have deemed relevant and necessary for the purpose of the opinions expressed herein and have made such other investigation as I have deemed appropriate. In such examination, I or attorneys under my supervision have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic, electronic or facsimile copies and the authenticity of the originals of such latter documents. As to any facts material to the opinions expressed herein which were not independently established or verified, I have relied upon oral or written statements and representations of officers and other representatives of the Company and others. In making our examination of executed documents or documents to be executed, I or attorneys under my supervision have assumed that the parties thereto, other than the Company, had or will have the power, corporate or otherwise, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents, and, as to parties other than the Company, the validity and binding effect on such parties. I have assumed that each of the Indentures and each Supplement and each Warrant Agreement, Subscription Agreement and Purchase Contract Agreement has been or will be duly authorized, executed and delivered by the Trustee, Warrant Agents, Subscription Agents or Stock Purchase Contract Agents, as the case may be, in substantially the form that has been or will be reviewed by me, and that any Debt Securities, Warrants, Subscription Rights, Stock Purchase Contracts or Stock Purchase Units that may be issued will be manually signed or countersigned, as the case may be, by duly authorized officers of the Trustee, Warrant Agents, the Subscription Agents or the Purchase Contract Agents, as the case may be. In addition, I have also assumed that the terms of the Securities will have been established so as not to, and that the execution and delivery by the Company of, and the performance of its obligations under, the Securities, will not, violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company is subject, (ii) any law, rule or regulation to which the Company is subject, (iii) any judicial or regulatory order or decree of any governmental authority or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority.

I am a member of the Bar of the State of New York and do not express any opinion as to any matters governed by any laws other than the laws of the State of New York, the corporate laws of the State of Delaware and the federal laws of the United States of America.

The opinions expressed below are subject to the conditions that the Registration Statement shall have become effective under the Act and that all applicable provisions of the “Blue Sky” and securities laws of the various states and other jurisdictions in which the Securities may be offered and sold shall have been complied with.

Based upon and subject to the foregoing and the statements contained herein, I am of the opinion that:

1.           The Senior Debt Indenture and each Supplement thereto have been duly authorized, executed and delivered by the Company and when (i) any Senior Debt Securities shall have been duly authorized in the manner required by the Senior Debt Indenture, (ii) the terms of such Senior Debt Securities shall have been duly established in the manner required by the Senior Debt Indenture and (iii) certificates for such Senior Debt Securities shall have been duly executed, issued and authenticated as provided in the Senior Debt Indenture and delivered (A) against payment therefor of the proper consideration or (B) upon the proper conversion or exercise (including, without limitation, the payment of the proper exercise or conversion consideration) of the Securities providing for conversion or exercise, in any such case, as contemplated in the Registration Statement, the Prospectus and the applicable supplement to the Prospectus, such Senior Debt Securities will constitute valid and binding obligations of the Company in accordance with their terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors’ rights generally from time to time in effect and subject to general principles of equity).

2.           The Subordinated Debt Indenture and each Supplement thereto have each been duly authorized, executed and delivered by the Company and when (i) any Subordinated Debt Securities shall have been duly authorized in the manner required by the Subordinated Debt Indenture, (ii) the terms of such Subordinated Debt Securities shall have been duly established in the manner required by the Subordinated Debt Indenture and (iii) certificates for such Subordinated Debt Securities shall have been duly executed, issued and authenticated as provided in the Subordinated Debt Indenture and delivered (A) against payment therefor of the proper consideration or (B) upon the proper conversion or exercise (including, without limitation, the payment of the proper exercise or conversion consideration) of the Securities providing for conversion or exercise, in any such case, as contemplated in the Registration Statement, the Prospectus and the applicable supplement to the Prospectus, such Subordinated Debt Securities will constitute valid and binding obligations of the Company in accordance with their terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors’ rights generally from time to time in effect and subject to general principles of equity).

3.           The Preferred Stock has been duly authorized by the Company and when (i) the Board of Directors of the Company (or its authorized Committee) shall have adopted resolutions in form and content sufficient under applicable law, (ii) a Certificate of Designations establishing the terms of any series of Preferred Stock shall have been duly executed and acknowledged by the Company and filed and recorded in accordance with the requirements of the Company’s Restated Certificate of Incorporation, as amended, and By-laws and applicable law and (iii) certificates for shares of such series of Preferred Stock shall have been duly executed, issued and delivered (A) against payment therefor of the proper consideration or (B) upon the proper conversion or exercise (including, without limitation, if applicable, the payment of the proper exercise or conversion consideration) of the Securities providing for conversion or exercise, in any such case, as contemplated in the Registration Statement, the Prospectus and the applicable supplement to the Prospectus, such shares of Preferred Stock will constitute duly authorized, validly issued, fully paid and non-assessable shares of Preferred Stock of the Company (assuming for purposes of this paragraph that the Company shall have a sufficient number of authorized and unissued shares).

4.           The Common Stock has been duly authorized by the Company and when (i) the Board of Directors of the Company (or its authorized Committee) shall have adopted resolutions in form and content sufficient under applicable law and (ii) certificates for shares of such Common Stock shall have been duly executed, issued and delivered (A) against payment therefor of the proper consideration or (B) upon the proper conversion or exercise (including, without limitation, if applicable, the payment of the proper exercise or conversion consideration) of the Securities providing for conversion or exercise, in any such case, as contemplated in the Registration Statement, the Prospectus and the applicable supplement to the Prospectus, such shares of Common Stock will constitute duly authorized, validly issued, fully paid and non-assessable shares of Common Stock of the Company (assuming for purposes of this paragraph that the Company shall have a sufficient number of authorized and unissued shares).

5.           When (i) a Warrant Agreement has been duly authorized, executed and delivered by the Company and (ii) the specific terms of a particular issuance of Warrants have been established by such Warrant Agreement in accordance with applicable law (including, without limitation, the adoption by the Board of Directors of the Company (or its authorized Committee) of a resolution duly authorizing the issuance and delivery of such Warrants), duly authenticated by a Warrant Agent and duly executed and delivered on behalf of the Company against payment therefor of the proper consideration as contemplated in the Registration Statement, the Prospectus and the applicable supplement to the Prospectus, such Warrants will constitute valid and binding obligations of the Company in accordance with their terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors’ rights generally from time to time in effect and subject to general principles of equity).

6.           When (i) a Subscription Rights Certificate has been duly authorized, executed and delivered by the Company and (ii) the specific terms of a particular issuance of Subscription Rights have been established by such Subscription Rights Certificate and/or a Subscription Agreement in accordance with applicable law (including, without limitation, the adoption by the Board of Directors of the Company (or its authorized Committee) of a resolution duly authorizing the issuance and delivery of such Subscription Rights), duly authenticated by a Subscription Agent and duly executed and delivered on behalf of the Company against payment therefore of the proper consideration as contemplated in the Registration Statement, the Prospectus and the applicable supplement to the Prospectus, if any, such Subscription Rights will constitute valid and binding obligations of the Company in accordance with their terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors’ rights generally from time to time in effect and subject to general principles of equity).

7.           When (i) the Board of Directors of the Company (or its authorized Committee) has taken all necessary corporate action to fix and determine the specific terms of the particular issuance of Stock Purchase Contracts in accordance with the board resolutions; (ii) the terms of the Stock Purchase Contracts and of their issuance and sale have been duly established; (iii) the applicable Purchase Contract Agreement has been duly executed and delivered; and (iv) the Stock Purchase Contracts have been duly executed and authenticated in accordance with the terms of the applicable Purchase Contract Agreement and duly delivered to the purchasers thereof upon the payment of the agreed-upon consideration therefore, the issuance and sale of the Stock Purchase Contracts will have been duly authorized, and such Purchase Contract Agreement will be a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors’ rights generally from time to time in effect and subject to general principles of equity).

8.           When (i) the Board of Directors of the Company (or its authorized Committee) has taken all necessary corporate action to fix and determine the specific terms of the particular issuance of Stock Purchase Units and the related Stock Purchase Contracts in accordance with the board resolutions; (ii) the terms of the Stock Purchase Units and the related Stock Purchase Contracts and of their issuance and sale have been duly established in conformity with the applicable Purchase Contract Agreement and applicable law; (iii) the terms of the collateral arrangements and agreements relating to such Stock Purchase Units have been duly established and such agreements have been duly executed and delivered; (iv) the applicable Purchase Contract Agreement has been duly executed and delivered; and (v) the Stock Purchase Units and the applicable Stock Purchase Contracts have been duly executed and authenticated in accordance with the terms thereof and duly delivered to the purchasers thereof upon the payment of the agreed-upon consideration therefor, the issuance and sale of the Stock Purchase Units will have been duly authorized, and such Stock Purchase Units will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors’ rights generally from time to time in effect and subject to general principles of equity).

This opinion is rendered solely for your benefit in connection with the above-referenced transaction.

In addition, I hereby consent to the filing of this opinion by the Company as an exhibit to the Registration Statement and to the reference to me and to this opinion in the Prospectus. This consent is not to be construed as an admission that I am a person whose consent is required to be filed with the Registration Statement under the Act.

Very truly yours,

/s/ Gary W. Garson
Gary W. Garson
Senior Vice President
Secretary and General Counsel